ASSIGNMENT AND ASSUMPTION AGREEMENT
OF JOINT VENTURE CONTRACT

by and among

RENEWABLE ENERGY SYSTEMS, INC.
as Assignor,

and

SOLAR THIN FILMS, INC.
as Assignee

Dated as of January 31, 2008

ASSIGNMENT AND ASSUMPTION AGREEMENT

OF JOINT VENTURE CONTRACT

This ASSIGNMENT AND ASSUMPTION AGREEMENT OF JOINT VENTURE CONTRACT (the “Agreement”) is made as of January 31, 2008 (“Execution Date”) by and among the following parties:

Renewable Energy Systems, Inc., a company incorporated under the laws of New Jersey, U.S.A., with its principal place of business at 200 Ludlow Drive, Suite C, Ewing, NJ 08638 (“Assignor”); and

Solar Thin Films, Inc., a company incorporated under the laws of the State of Delaware, U.S.A., with its principal place of business at 25 Highland Blvd., Dix Hills 11746 (“Assignee”); and

All the above Parties hereinafter singly referred to as “Party” and collectively referred to as “all Parties” or “the Parties”.

WHEREAS:

A. Certain Joint Venture Contract dated January 10, 2005 was made by and among TerraSolar, Inc., a company incorporated under the laws of the State of Delaware, U.S.A., Weihai Blue Star Glass Group Co., Ltd., a company organized under the laws of the People’s Republic of China (“PRC”) with its registered address at 98 QingDao ZhongLu, Weihai Economic and Teclmology Development Zone, Weihai, Shandong, PRC (“Blue Star”) and Camsete Resources Limited., a company incorporated under the laws of the British Virgin Islands (“Cameste”) (the “JV Contract”);

B. Pursuant to the Weihai Blue Star Terra Photovoltaic Co., Ltd., a Sino-foreign joint venture company organized under the laws of the PRC with its registered address at 98 QingDao ZhongLu, Weihai Economic and Technology Development Zone, Weihai, Shandong, PRC (“Blue Star JV”), has been established and is validly existing under the laws of the PRC;

C. A certain Assignment and Assumption of the Blue Star Agreements dated April 21, 2005 was entered into between TerraSolar, Inc., and Terra Solar Global, Inc., a company incorporated under the laws of the State of Delaware, U.S.A., with its principal place of business at 45 Rockefeller Plaza, Ste 200092, New York, the State of New York (“Terra”), pursuant to which TerraSolar, Inc. conveyed, assigned and transferred and delivered to Terra all of its right, title and interest in and to the JV Contract, and Terra accepted the conveyance, assignment and transfer (the “Terra Assignment”);

D. Pursuant to JV Contract and the Terra Assignment, Terra was required to make capital contribution in the sum of two million US Dollars (US$ 2,000,000.00) in Blue Star JV, representing 20% of total investment;

E. Terra has made one million US Dollar (US$1,000,000.00) capital contributions in Blue Star JV and owns ten percent (10%) shareholding interest in Blue Star JV;

F. A certain Assignment and Assumption of the Blue Star Agreements dated April 27, 2007 was entered into between Terra and Assignor, pursuant to which Terra conveyed, assigned and transferred and delivered to Assignor its right, title and interest in and to Blue Star JV Contract insofaras concerning Terra’s outstanding balance of capital contribution in the sum of one million US Dollars (US$1,000,000.00), representing ten percent (10%) shareholding interest in Blue Star JV, and Assignor accepted the conveyance, assignment and transfer (the “RESI Assignment”).

G. Pursuant to the RESI Assignment, Assignor was required to make capital contribution in the sum of one million US Dollars (US$ 1,000,000.00) in Blue Star JV, representing 10% of total investment made;

H. Assignor has made a five hundred thousand US Dollar (US$500,000.00) capital contribution in Blue Star JV and owns five percent (5%) shareholding interest in Blue Star JV;

I. Assignee desires to accept from Assignor, and Assignor desires to convey, assign, transfer and deliver to Assignee its duties, obligations, rights, title and interest in and to its outstanding balance of capital contribution in the sum of five hundred thousand US Dollars (US$500,000.00), representing five percent (5%) shareholding interest in Blue Star JV (the “Assignment”).

NOW, THEREFORE, in consideration of the foregoing premises, the Parties hereto hereby agree as follows through friendly consultation in accordance with relevant laws and regulations and in the spirit of mutual benefit, honesty and good faith:

I.	Acknowledgement and Agreement to Assignment

1.
The Assignee shall become a party to the JV Contract, having all rights and obligations in respect of the assigned capital contribution and five percent (5%) equity interest transferred thereunder, and that the Assignor shall not have any right, obligation or responsibility in respect of the assigned capital contribution and equity interest transferred thereunder. Assignee hereby agrees to make the capital contribution of five hundred thousand US Dollars (US$500,000.00) by February 15, 2008.

II.	Effectiveness of this Agreement

1.	This Agreement shall be effective upon execution by the Parties hereto or their respective authorized representatives and affixture of seals.

2.
The Parties hereto shall, in good faith, complete any activities necessary for effecting the Assignment provided hereunder within three months after the execution of this Agreement, including without limitation executing or causing any document or application, or to secure any relevant approval, consent or permit, so as to effect the performance of this Agreement.

III.	Representations. Covenants and Warranties

Each and every party to this Agreement hereby represents and warrants to the other parties that it:

(a)	is a corporation duty organized, validly existing and in good standing under the laws of the jurisdiction of its formation;
(b)	has the corporate power and authority to enter into this Agreement;
(c)
has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other agreements contemplated hereby to which it is a party and to incur the obligations herein and therein; and

(d)	has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and other related agreements and to consummate the transactions contemplated hereby and thereby.

IV.	Confidentiality

Unless expressly agreed to by the Parties, or required by relevant laws, regulations, articles of association, or other applicable laws and regulations, no Party shall disclose the terms of this Agreement to any third party other than the Parties hereto and their respective affiliates, subsidiaries, parents or other associated companies without the prior written consent of the other Parties before completion of the transactions contemplated hereunder. This provision does not apply to affiliates of, and professionals engaged by, the Parties hereto.

V.	Amendment to this Agreement

Any amendment to this Agreement shall be in writing and signed by all the Parties. Any amendment or addition shall constitute an integral part of this Agreement.

VI.	Applicable Laws

The execution, validity, interpretation and performance of this Agreement, and dispute resolution thereof shall be governed by the substantive laws of the State of New York, excluding its conflict of laws rules.

VII.	Assignment Right

No Party shall assign its rights and obligations under this Agreement without prior written consent of the other Parties. The respective successors and permitted assigns of the Parties hereto are subject to the provisions of this Agreement.

VIII.	Entire Agreement

This Agreement constitutes all representations and agreements among the Parties hereto and supersedes all prior oral and written representations, warranties, understandings and agreements among the Parties relating to the subject matter of this Agreement. The Parties hereto agree and acknowledge that any representation or covenant that is not stated or made under this Agreement shall not be used as the basis for determining the respective rights and obligations of the Parties or for interpreting the terms and conditions of this Agreement.

IX.	Notices

All notices required under this Agreement shall be delivered by overnight courier, registered mail, telecopy or other telecommunication means. Notices shall be deemed duly given upon arrival at the address of the recipient set forth below or at such other address as the recipient thereof shall have notified the other Parties hereto. When delivered by courier, registered mail, the notice shall be deemed to be duly given on the day of receipt noted on the confirmation of delivery or return receipt. When delivered by telecopy, the notice shall be deemed to be duly given when the delivery is confirmed by telecopy machine.

Assignor:	Renewable Energy Systems, Inc.
200 Ludlow Drive, Suite C
Ewing, NJ 08638
Attn: Zoltan Kiss, President

Assignee:	Solar Thin Films, Inc.
25 Highland Blvd.
Dix Hills, NY 11746
Attn: Peter Lewis, CEO

X.	Counterparts

This Agreement is made in eight original copies. Each Party shall hold one original copy and the remaining copies shall be used for the purpose of seek approval by relevant authorities. Each copy shall have the same legal effect.

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IN WITNESS WHEREOF, the Parties hereto have caused this Assignment and Assumption of Joint Venture Contract to be executed on the date first written above.

Renewable Energy Systems, Inc.	Solar Thin Films, Inc.

By: /s/ Zoltan Kiss	By: /s/ Robert M. Rubin
Name: Zoltan Kiss	Name:
Title: CEO	Title: